EXHIBIT 5.1

[Letterhead of Morris, Manning & Martin, LLP]

April 29, 2005

Lodgian, Inc.
3445 Peachtree Road, N.E.
Suite 700
Atlanta, Georgia 30326

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          This firm has acted as counsel for Lodgian, Inc., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 filed today (the “Registration Statement”), of 2,948,222 shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”), issuable pursuant to the Amended and Restated 2002 Lodgian, Inc. Stock Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 8(a) of Form S-8, in connection with the Registration Statement.

          We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion.

          In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Registrant and documents, records and instruments furnished to us by the Registrant, without independent check or verification of their accuracy.

          Based upon and subject to the foregoing, we are of the opinion that the Shares being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

          The opinions set forth herein are limited to the laws of the State of Delaware and applicable federal laws.

          We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement.

Very truly yours, MORRIS, MANNING & MARTIN, LLP
/s/ Morris, Manning & Martin, LLP